Exhibit 10.19

AGREEMENT

THIS AGREEMENT (this “Agreement”), is entered into and effective as of June 12, 2017, by and among The Glimpse Group, Inc., a Nevada corporation (“Parent”), KabaQ 3D Food Technologies, LLC, a Nevada limited liability company and direct subsidiary of Parent (“Subsidiary”), Alper Guler (“Guler”) and Caner Soyer (“Soyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement (as defined below).

RECITALS

WHEREAS, Parent, Subsidiary, and Guler are parties to a certain Master Acquisition Agreement, dated as of November 8, 2016 (as such agreement may be amended from time to time, the “Acquisition Agreement”), pursuant to which, among other things, Parent, through Subsidiary, acquired the Acquired Assets from Guler for the Purchase Price and agreed to pay to him certain Contingent Payments (as defined below), subject to the terms and conditions of the Acquisition Agreement. Parent also issued to Guler a stock option to purchase 375,000 shares of common stock (the “Option Shares”) under the Option Agreement (the “Original Option Agreement”);

WHEREAS, Guler now desires to transfer (the “Transfer”) one-half of his interests in the Acquisition Agreement to Soyer, including, without limitation, with respect to the Contingent Payments and the Original Option Agreement;

WHEREAS, Parent and Subsidiary are willing to authorize the Transfer provided that Soyer becomes a party and agrees to be bound by the terms and provisions of the Acquisition Agreement, the Bill of Sale, and that certain letter agreement, dated as of November 7, 2016, among Parent, Pandora Reality LLC, and Guler (the “Pandora Agreement”), as if an original party thereto.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.       The Transfer. Parent and Subsidiary hereby consent to the Transfer subject to the terms and conditions of this Agreement. In furtherance thereof, the parties acknowledge and agree that Soyer is entitled to a one-half interest in the Acquisition Agreement, including, without limitation, with respect to the payments contemplated by Section 12(a) (Sale of All or Part of Ownership or Assets in Designated Subsidiary), Section 12(b) (Change of Control), Section 12(c) (Going Public Transaction), and Section 12(d) (Additional Payments) of the Acquisition Agreement (collectively, the “Contingent Payments”) and to the Option Shares underlying the Original Option Agreement. Parent agrees to issue to each of Guler and Soyer a stock option to purchase 187,500 shares of common stock of Parent at an exercise price of $2.00 per share in the form of the Original Option Agreement and, in exchange therefor, the Original Option Agreement shall thereupon be terminated and of no further force and effect (including with respect to the Option Shares). Guler shall promptly deliver to Parent the Original Option Agreement for cancellation.

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2.       Joinder and Assumption of Obligations. In consideration of the Transfer, Sayer agrees that, by execution of this Agreement, Sayer is hereby made a party to each of the Acquisition Agreement and the Bill of Sale, in each case, as a Seller, and the Pandora Agreement. Soyer covenants and agrees to be bound by all of the representations, covenants, agreements, liabilities, and acknowledgements of Seller under each of the Acquisition Agreement (including, without limitation, Section 5(c) (Non-Compete) and Section 10 (Indemnification; Survival)) and the Bill of Sale, and as a party to the Pandora Agreement, in each case, with the same force and effect as if Sayer was a signatory to, and expressly named in, the Acquisition Agreement, the Bill of Sale and the Pandora Agreement, respectively. Sayer further covenants and agrees to execute and deliver any and all other documents, certificates, instruments and agreements, and to take such other and further actions, as may be necessary in order to give effect to the purpose of this Agreement.

3.       Employment Agreement. Parent shall enter into an employment agreement with Sayer in the form attached as Exhibit C to the Acquisition Agreement.

4.        Miscellaneous.

(a)       Full Force and Effect. Except as expressly and specifically set forth herein, including without limitation, the joinder of Sayer as a party to the Acquisition Agreement, the Bill of Sale and the Pandora Agreement as set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Acquisition Agreement, the Bill of Sale, the Pandora Agreement or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the parties to this Agreement may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

(b)       Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were an original thereof.

(c)       Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of law.

(d)       Amendments. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

(e)       Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

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(f)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, th_eir heirs and respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

The Glimpse Group, Inc.

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	President and CEO

KabaQ 3D FOOD TECHNOLOGIES, LLC

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	President

By:	/s/ Alper Guler
Name:	Alper Guler

By:	/s/ Caner Soyer
Name:	Caner Soyer

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